Exhibit 4.2

NO SALE, OFFER TO SELL OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS WARRANT OR ANY INTEREST THEREIN SHALL BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO SUCH TRANSACTION IS THEN IN EFFECT, OR THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THAT ACT.

This Warrant will be void after 5:00 p.m. New York Time on October 9, 2021.

COMMON STOCK PURCHASE WARRANT

WARRANT NO. 2

To Subscribe for and Purchase Shares of

FLEXSHOPPER, INC

(Transferability Restricted as Provided in Paragraphs 8 and 9 Below)

THIS CERTIFIES THAT, for value received, PAULSON INVESTMENT COMPANY, INC., or registered assigns, is entitled to subscribe for and purchase from FLEXSHOPPER, INC., a corporation incorporated under the laws of the State of Delaware (the “Company”), 671,915 fully paid and non-assessable shares of Common Stock of the Company at the Warrant Price during the period hereinafter set forth, subject, however, to the provisions and upon the terms and conditions hereinafter set forth. This Warrant is one of an issue of the Company’s Common Stock purchase warrants (herein called the “Warrants”), identical in all respects except as to the number of Common Shares purchasable thereunder, and issued pursuant to the Placement Agent Agreement.

1. As used herein:

(a) “Common Stock” or “Common Shares” shall initially refer to the Company’s Common Stock, $.0001 par value per share, as more fully set forth in Section 5 hereof.

(b) “Warrant Price” shall be $.55 per share which is subject to adjustment pursuant to Section 4 hereof.

(c) “Placement Agents” shall refer to FORDHAM FINANCIAL MANAGEMENT, INC., PAULSON INVESTMENT COMPANY, INC. and SPARTAN CAPITAL SECURITIES, LLC.

(d) “Placement Agent Agreement” shall refer to the Placement Agent Agreement dated April 17, 2014, as amended, between the Company and the Placement Agents.

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(e) “Warrants” shall refer to Warrants to purchase Common Shares issued to the Placement Agent or its designees by the Company pursuant to the Placement Agent Agreement, as such may be adjusted from time to time pursuant to the terms of Section 4 and including any Warrants represented by any certificate issued from time to time in connection with the transfer, partial exercise, exchange of any Warrants or in connection with a lost, stolen, mutilated or destroyed Warrant certificate, if any, or to reflect an adjusted number of Common Shares.

(f) “Underlying Securities” or “Warrant Shares” shall refer to and include the Common Stock issuable or issued upon exercise of the Warrants.

(g) “Holders” shall mean the registered holder of such Warrants or any issued Underlying Securities.

(h) “Memorandum” shall mean the Company’s Confidential Private Placement Memorandum dated April 17, 2014, as supplemented, which is being used (or was used) in connection with the private offering of Common Stock pursuant to the Placement Agent Agreement.

(i) “Placement Agent Securities” shall refer and mean the warrants and shares of Common Stock issued and/or issuable upon exercise of the Warrants.

(j) “Offering” means the private offering of Common Stock in accordance with the Memorandum.

2. Exercise and Payment. The purchase rights represented by this Warrant may be exercised by the holder hereof, in whole or in part at any time, and from time to time, during the period commencing the date hereof (the “Commencement Date”) until October 9, 2021 (the “Warrant Exercise Term”), by the presentation of this Warrant, with the purchase form attached duly executed, at the Company's office (or such office or agency of the Company as it may designate in writing to the Holder hereof by notice pursuant to Section 14 hereof). The purchase price of the Common Shares issuable pursuant to the Warrants shall be payable in by wire transfer, cash, certified bank check and/or in lieu of cash, a warrant holder may exercise its Warrants through a cashless exercise. In this respect, at any time during the Warrant Exercise Term, the Holder may, at its option, exchange the Warrants, in whole or in part (a “Warrant Exchange”), into the number of fully paid and non-assessable Warrant Shares determined in accordance with this Section 2, by surrendering the placement agent warrants which shall represent the right to subscribe for and acquire the number of Warrant Shares (rounded to the next highest integer) equal to (A) the number of Warrant Shares specified by the Holder in its Notice of Exchange (the “Total Share Number”) less (B) the number of Warrant Shares equal to the quotient obtained by dividing (i) the product of the Total Share Number and the existing Exercise Price per Share by (ii) the Market Price (as hereafter defined) of a share of Common Stock. All documentation and procedures to be followed in connection with such “cashless exercise” shall be approved in advance by the Company, which approval shall be expeditiously provided and not unreasonably withheld.

The Market Price of any shares of Common Stock to purchase shares so surrendered shall be based upon the value of the Common Stock at the close of business on the day before exercise based upon the following: (i) if the shares of Common Stock are not listed and traded upon a recognized securities exchange and there is no report of stock prices with respect to the shares of Common Stock published by a recognized stock quotation service, by the Board of Directors of the Company in its reasonable discretion, it being understood that the Market Price per share shall not be less than the most recent sale of Common Stock by the Company in an arms-length transaction occurring no more than six (6) months prior to the exercise in question; or (ii) if the shares of Common Stock are not then listed and traded upon a recognized securities exchange or quoted on the OTC Markets, and there are reports of stock prices by a recognized quotation service, upon the basis of the last reported sale or transaction price of such stock as reported by a recognized quotation service, or, if there is no last reported sale or transaction price on the day before exercise, then upon the basis of the mean of the last reported closing bid and closing asked prices for such stock on the date nearest preceding that day; or (iii) if the shares of Common Stock shall be then listed and traded upon a recognized securities exchange or quoted on the OTC Markets, upon the basis of the last reported sale or transaction price at which shares of Common Stock were traded on such recognized securities exchange or OTC Markets or, if the shares of Common Stock were not traded on the day before exercise, upon the basis of the last reported sale or transaction price on the date nearest preceding that date. In the event the Company is acquired for either stock, notes, securities, cash or any combination thereof, the holders of the Warrants shall have the option to use the per share buyout price as the Market Price of the Common Stock. The Company agrees that the Holder of the Warrants shall be deemed the record owner of such Common Shares as of the close of business on the date on which the Warrants shall have been presented and payment made for such Common Shares as aforesaid. Certificates for the Common Shares so purchased shall be delivered to the Holder of the Warrants within a reasonable time, not exceeding five (5) days, after the rights represented by the Warrants shall have been so exercised. If the Warrants shall be exercised in part only, the Company shall, upon surrender of the Warrants for cancellation, deliver a new Warrant evidencing the rights of the Holder hereof to purchase the balance of the Common Shares which such Holder is entitled to purchase hereunder. Exercise in full of the rights represented by the Warrants shall not extinguish the registration rights under Section 9 hereof and Section 9 of the Placement Agent Agreement.

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3. Subject to the provisions of Section 8 hereof, (i) this Warrant is exchangeable at the option of the Holder at the aforesaid office of the Company for other Warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same number of Common Shares as are purchasable hereunder; and (ii) this Warrant may, at the reasonable request of the Holder, be reasonably divided or combined with other Warrants which carry the same rights, in either case, upon presentation hereof at the aforesaid office of the Company together with a written notice, signed by the Holder hereof, specifying the names and denominations in which new Warrants are to be issued, and the payment of any transfer tax due in connection therewith.

4. Subject and pursuant to the provisions of this Section 4, the Warrant Price and number of Common Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter in this Section 4.

(a) If the Company shall at any time subdivide its outstanding Common Shares by recapitalization, reclassification or split-up thereof, the number of Common Shares subject to this Warrant immediately prior to such subdivision shall be proportionately increased, and if the Company shall at any time combine the outstanding Common Shares by recapitalization, reclassification or combination thereof, the number of Common Shares subject to this Warrant immediately prior to such combination shall be proportionately decreased. Any such adjustment to the Warrant Price pursuant to this Section shall become effective at the close of business on the record date for such recapitalization, reclassification, subdivision or combination.

(b) If the Company after the date hereof shall distribute to all of the holders of its Common Shares any securities or other assets (other than a distribution of Common Shares or a cash distribution made as a dividend payable out of earnings or out of any earned surplus legally available for dividends under the laws of the State of Delaware), the Board of Directors of the Company shall be required to make such equitable adjustment in the Warrant Price in effect immediately prior to the record date of such distribution as may be necessary to preserve to the Holder of this Warrant rights substantially proportionate to those enjoyed hereunder by such Holder immediately prior to the happening of such distribution. Any such adjustment made in good faith by the Board of Directors shall be final and binding upon the Holders and shall become effective as of the record date for such distribution.

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(c) No adjustment in the number of Common Shares subject to this Warrant shall be required under this Section 4 hereof unless such adjustment would require an increase or decrease in such number of shares of at least one percent of the then adjusted number of Common Shares issuable upon exercise of this Warrant, provided, however, that any adjustments which by reason of the foregoing are not required at the time to be made shall be carried forward and taken into account and included in determining the amount of any subsequent adjustment; and provided further, however, that in case the Company shall at any time subdivide or combine the outstanding Common Shares or issue any additional Common Shares as a dividend, said percentage shall forthwith be proportionately increased in the case of a combination or decreased in the case of a subdivision or dividend of Common Shares so as to appropriately reflect the same. If the Company shall make a record of the Holders of its Common Shares for the purpose of entitling them to receive any dividend or distribution and legally abandon its plan to pay or deliver such dividend or distribution then no adjustment in the number of Common Shares subject to the Warrant shall be required by reason of the making of such record.

(d) Whenever the number of Common Shares purchasable upon the exercise of this Warrant is adjusted, as provided in Section 4, the Warrant Price shall be adjusted (to the nearest one tenth of a cent by multiplying such Warrant Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Common Shares purchasable upon the exercise of this Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Common Shares so purchasable immediately thereafter.

(e) In case of any reclassification of the outstanding Common Shares (other than a change covered by Section 4(a) hereof or which solely affects the par value of such Common Shares) or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or capital reorganization of the outstanding Common Shares), or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Warrant shall have the right thereafter (until the expiration of the right of exercise of this Warrant) to receive upon the exercise hereof, for the same aggregate Warrant Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property receivable upon such reclassification, capital reorganization, merger or consolidation, or upon the dissolution following any sale or other transfer, by a Holder of the number of Common Shares of the Company obtainable upon the exercise of this Warrant immediately prior to such event; and if any reclassification also results in a change in Common Shares covered by Section 4(a), the such adjustment shall be made pursuant to both this Section 4(e) and Section 4(a). The provisions of this Section 4(e) shall similarly apply to successive reclassifications, or capital reorganizations, mergers or consolidations, sales or other transfers.

(f) (1) Upon occurrence of each event requiring an adjustment of the Warrant Price and of the number of Common Shares obtainable upon exercise of this Warrant in accordance with, and as required by, the terms of this Section 4, the Company shall forthwith employ a firm of certified public accountants (who may be the regular accountants for the Company) who shall compute the adjusted Warrant Price and the adjusted number of Common Shares purchasable at such adjusted Warrant Price by reason of such event in accordance with the provisions of this Section 4. The Company shall mail forthwith to the Holder of this Warrant a copy of such computation which shall be conclusive and shall be binding upon such Holder unless contested by such Holder by written notice to the Company within thirty (30) days after receipt thereof by such Holder.

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(2) In case the Company after the date hereof shall propose (i) to pay any dividend payable in stock to the Holders of its Common Shares or to make any other distribution (other than cash dividends) to the Holders of its Common Shares, (ii) grant rights to subscribe to or purchase any additional shares of any class or any other rights or options, or (iii) to effect any reclassification of Common Shares (other than a reclassification involving merely the subdivision or combination of outstanding Common Shares) or (iv) any capital reorganization or any consolidation or merger, or any sale, transfer or other disposition of its property, assets and business substantially as an entirety, or the liquidation, dissolution or winding up of the Company, then in each such case, the Company shall obtain the computation described in Section 4(f)(1) hereof and if an adjustment to the Warrant Price is required under this Section 4, the Company shall notify the registered Holder of this Warrant of such proposed action, which shall specify the record date for any such action or if no record date is established with respect thereto, the date on which such action shall occur or commence, or the date of participation therein by the Holders of Common Shares if any such date is to be fixed, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Warrant Price and the number, or kind, or class of shares or other securities or property obtainable upon exercise of this Warrant after giving effect to any adjustment which will be required as a result of such action. Such notice shall be given at least ten (10) days prior to the record date for determining Holders of the Common Shares for purposes of any such action, and in the case of any action for which a record date is not established then such notice shall be mailed at least ten (10) days prior to the taking of such proposed action.

(3) Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice, or any defect in any certificate or notice, pursuant to this Section 4(f), shall not affect the legality or validity of the adjustment in the Warrant Price or in the number, or kind, or class or shares or other securities or property obtainable upon exercise of this Warrant or of any transaction giving rise thereto.

(g) The Company shall not be required to issue fractional Common Shares upon any exercise of this Warrant. As to any final fraction of a Common Share which the Holder of this Warrant would otherwise be entitled to purchase upon such exercise, the Company shall pay the Holder the cash equivalent of such fraction of a Common Share.

(h) Irrespective of any adjustments pursuant to this Section 4 in the Warrant Price or in the number, or kind, or class of shares or other securities or other property obtainable upon exercise of this Warrant, this Warrant may continue to express the Warrant Price and the number of Common Shares obtainable upon exercise at the same price and number of Common Shares as are stated herein.

5. For the purposes of this Warrant, the terms “Common Shares” or “Common Stock” or “Warrant Shares” shall mean (i) the class of stock designated as the common stock, $.0001 par value, of the Company on the date set forth on the first page hereof or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from no par value to par value, or from par value to no par value. If at any time, as a result of an adjustment made pursuant to Section 4, the securities or other property obtainable upon exercise of this Warrant shall include shares or other securities of the Company other than Common Shares or securities of another corporation or other property, thereafter, the number of such other shares or other securities or property so obtainable shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in Section 4 and all other provisions of this Warrant with respect to Common Shares shall apply on like terms to any such other shares or other securities or property. Subject to the foregoing, and unless the context requires otherwise, all references herein to Common Shares shall, in the event of an adjustment pursuant to Section 4, be deemed to refer also to any other securities or property then obtainable as a result of such adjustments.

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6. The Company covenants and agrees that:

(a) During the period within which the rights represented by the Warrant may be exercised, the Company shall, at all times, reserve and keep available out of its authorized capital stock, solely for the purposes of issuance upon exercise of this Warrant, such number of its Common Shares as shall be issuable upon the exercise of this Warrant; and if at any time the number of authorized Common Shares shall not be sufficient to effect the exercise of this Warrant, the Company will take such corporate action as may be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purpose; the Company shall have analogous obligations with respect to any other securities or property issuable upon exercise of this Warrant;

(b) All Common Shares which may be issued upon exercise of the rights represented by this Warrant will, upon issuance be validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issuance thereof; and

(c) All original issue taxes payable in respect of the issuance of Common Shares upon the exercise of the rights represented by this Warrant shall be borne by the Company but in no event shall the Company be responsible or liable for income taxes or transfer taxes upon the transfer of any Warrants.

7. Until exercised, this Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company.

8. In no event shall this Warrant be sold, transferred, assigned or hypothecated except in conformity with the applicable provisions of the Securities Act of 1933, as amended and as then in force (the “Act”), or any similar Federal statute then in force, and all applicable “Blue Sky” laws.

9. The Holder of this Warrant, by acceptance hereof, agrees that, prior to the disposition of this Warrant or of any Common Shares theretofore purchased upon the exercise hereof, under circumstances that might require registration of such securities under the Act, or any similar Federal statute then in force, such Holder will give written notice to the Company expressing such Holder's intention of effecting such disposition, and describing briefly such Holder's intention as to the disposition to be made of this Warrant and/or the securities theretofore issued upon exercise hereof. Such notice shall be given at least ten (10) days prior to the date of such disposition. Promptly upon receiving such notice, the Company shall present copies thereof to its counsel and the provisions of the following subdivisions shall apply:

(a) If, in the opinion of such counsel, the proposed disposition does not require registration under the Act or qualification pursuant to Regulation A promulgated under the Act, or any similar Federal statute then in force, of this Warrant and/or the securities issuable or issued upon the exercise of this Warrant, the Company shall, as promptly as practicable, notify the Holder hereof of such opinion, whereupon such Holder shall be entitled to dispose of this Warrant and/or such Common Shares theretofore issued upon the exercise hereof, all in accordance with the terms of the notice delivered by such Holder to the Company.

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(b) If, in the opinion of such counsel, such proposed disposition requires such registration or qualification under the Act, or similar Federal statute then in effect, of this Warrant and/or the Common Shares issuable or issued upon the exercise of this Warrant, the Company shall promptly give written notice to the Holder of the Warrant, at the address thereof shown on the books of the Company.

10. Incorporated by reference as if set forth herein in its entirety is Section 9 of the Placement Agent Agreement, which describes certain registration rights that pertain to the resale of shares of Common Stock issuable upon exercise of this Common Stock Purchase Warrant.

11. The Company agrees to indemnify, defend and hold harmless the holder of this Warrant, or of Underlying Securities issuable or issued upon the exercise hereof, from and against any claims and liabilities caused by any untrue statement of a material fact, or omission to state a material fact required to be stated, in any such registration statement, prospectus, notification or offering circular under Regulation A, except insofar as such claims or liabilities are caused by any such untrue statement or omission based on information furnished in writing to the Company by such holder, or by any other such holder affiliated with the holder who seeks indemnification, as to which the holder hereof, by acceptance hereof, agrees to indemnify, defend and hold harmless the Company.

12. If this Warrant, or any of the Underlying Securities issuable pursuant hereto, require qualification or registration with, or approval of, any governmental official or authority (other than registration under the Act, or any similar Federal statute at the time in force), before such shares may be issued on the exercise hereof, the Company, at its expense, will take all requisite action in connection with such qualification, and will use its best efforts to cause such securities to be duly registered or approved, as may be required.

13. This Warrant is exchangeable, upon its surrender by the registered holder at such office or agency of the Company as may be designated by the Company, for new Warrants of like tenor, representing, in the aggregate, the right to subscribe for and purchase the number of Common Shares that may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of Common Shares as shall be designated by the registered holder at the time of such surrender. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity satisfactory to the Company, or in the case of such mutilation, upon surrender or cancellation of this Warrant, the Company will issue to the registered holder a new Warrant of like tenor, in lieu of this Warrant, representing the right to subscribe for and purchase the number of Common Shares that may be subscribed for and purchased hereunder. Nothing herein is intended to authorize the transfer of this Warrant except as permitted by applicable law.

14. Every Holder hereof, by accepting the same, agrees with any subsequent Holder hereof and with the Company that this Warrant and all rights hereunder are issued and shall be held subject to all of the terms, conditions, limitations and provisions set forth in this Warrant, and further agrees that the Company and its transfer agent may deem and treat the registered Holder of this Warrant as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

15. All notices required hereunder shall be given by first-class mail, postage prepaid; if given by the holder hereof, addressed to the Company at 10801 Johnston Road, Suite 210, Charlotte, North Carolina 28226, with a copy to Morse & Morse PLLC, 1400 Old Country Road, Westbury, New York 11590, or such other address as the Company may designate in writing to the holder hereof; and if given by the Company, addressed to the holder at the address of the holder shown on the books of the Company.

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16. The Company will not merge or consolidate with or into any other corporation, or sell or otherwise transfer its property assets and business substantially as an entirety to another corporation, unless the corporation resulting from such merger or consolidation (if not the Company), or such transferee corporation, as the case may be, shall expressly assume, by supplemental agreement satisfactory in form to the Placement Agent Holders, the due and punctual performance and observance of each and even covenant and condition of this Warrant to be performed and observed by the Company.

17. (a) Each Placement Agent is an accredited investor as such term is defined in the Securities Act of 1933, as amended (the "Securities Act"), or Regulation D promulgated by the Securities and Exchange Commission thereunder, and under applicable state securities laws. Each Placement Agent is an accredited investor because it meets one or more of the following criteria:

(1) It is a bank as defined in Section 3(a)(2) of the Securities Act, whether acting in its individual or fiduciary capacity.

(2) It is a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.

(3) It is a broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended.

(4) It is an insurance company as defined in Section 2(13) of the Securities Act.

(5) It is an investment company registered under the Investment Company Act of 1940, as amended, or a business development company as defined in section 2(a)(48) of that Act.

(6) It is a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958.

(7) It is a plan established by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, and that such plan has total assets in excess of $5,000,000.

(8) (i) It is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, with the investment decisions being made by a plan fiduciary, as defined in section 3(21) of such Act, and the plan fiduciary is either a bank, insurance company, or registered investment adviser, or (ii) it is an employee benefit plan that has total assets in excess of $5,000,000, or (iii) it is a self-directed employee benefit plan and the investment decisions are made solely by persons that are accredited investors.

(9) It is a private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940, as amended.

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(10) It is an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

(11) It is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D.

(12) It is an entity in which all the equity owners are accredited investors.

(a)                Each Placement Agent has no present intention to sell the Warrant that it received as compensation in the Offering, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any part of the Warrant, or the Underlying Securities, to or through any person or entity; provided, however, that by making the representations herein, the Placement Agent does not agree to hold the Warrant or the Underlying Securities for any minimum or other specific term and reserves the right to dispose of the Warrant or the Underlying Securities at any time in accordance with Federal and state securities laws applicable to such disposition. Each Placement Agent acknowledges that it (i) has such knowledge and experience in financial and business matters such that each Placement Agent is capable of evaluating the merits and risks of its investment in the Company, (ii) is able to bear the financial risks associated with an investment in the Warrant and the Underlying Securities and (iii) has been given full access to such records of the Company and to the officers of the Company and the Subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation.

(b)               Each Placement Agent understands that the Warrants and the Underlying Securities must be held indefinitely unless such securities are registered under the Act or an exemption from registration is available. The Placement Agent acknowledges that it is familiar with Rule 144 under the Act ("Rule 144"), and that the Placement Agent has been advised that Rule 144 permits resales only under certain circumstances. The Placement Agent understands that to the extent that Rule 144 is not available, the Placement Agent will be unable to sell any Warrants or Underlying Securities without either registration under the Act or the existence of another exemption from such registration requirement.

(c)                Each Placement Agent understands that the Warrants and the Underlying Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of each Placement Agent set forth herein in order to determine the applicability of such exemptions and the suitability of the Placement Agent to acquire the Warrants and the Underlying Securities. Each Placement Agent understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Warrants or the Underlying Securities.

(d)               Each Placement Agent acknowledges that the Warrants and the Underlying Securities were not offered to each Placement Agent by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which each Placement Agent was invited by any of the foregoing means of communications. Each Placement Agent, in making the decision to purchase the Warrants and the Underlying Securities, has relied upon independent investigation made by it and has not relied on any information or representations made by third parties.

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18. The validity, construction and enforcement of this Warrant shall be governed by the laws of the State of Delaware and jurisdiction is hereby vested in the Courts of said State in the event of the institution of any legal action under this Warrant.

IN WITNESS WHEREOF, FLEXSHOPPER, INC has caused this Warrant to be signed by its duly authorized officers under its corporate seal, on October 9, 2014.

FLEXSHOPPER, INC

By: /s/ Brad Bernstein

Brad Bernstein, President

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PURCHASE FORM

To Be Executed

Upon Exercise of Warrant, except for Cashless Exercise

The undersigned hereby exercises the right to purchase _______ Common Shares evidenced by the within Warrant No. ___, according to the terms and conditions thereof, and herewith makes payment of the purchase price in full. The undersigned requests that certificates for such shares shall be issued in the name set forth below.

Dated: , 20___

Signature

_________________________

Print Name of Signatory

Name to whom certificates are to

be issued if different from above

Address:

__________________________

__________________________

__________________________

__________________________

Social Security No.

or other identifying number

If said number of shares shall not be all the shares purchasable under the within Warrant, the undersigned requests that a new Warrant for the unexercised portion shall be registered in the name of :

__________________________

(Please Print)

Address:

__________________________

__________________________

__________________________

Social Security No.

or other identifying number

_________________________

Signature

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PURCHASE FORM

To Be Executed Upon

Cashless Exercise of this Warrant

The undersigned hereby exercises the right to purchase _______ Common Shares evidenced by the within Warrant No. __ according to the terms and conditions thereof and the undersigned hereby submits warrants to purchase ________ Common Shares as evidenced by the within Warrant No. ___ to be in full payment of the _______ Common Shares exercised and purchased herein. The undersigned represents that certificates for such purchased shares shall be issued in the name set forth below:

Dated: , 20___

Signature

_________________________

Print Name of Signatory

Name to whom certificates are to

be issued if different from above

Address:

__________________________

__________________________

__________________________

__________________________

Social Security No.

or other identifying number

If said number of shares shall not be all the shares purchasable under the within Warrant, the undersigned requests that a new Warrant for the unexercised portion shall be registered in the name of :

__________________________

(Please Print)

Address:

__________________________

__________________________

__________________________

Social Security No.

or other identifying number

_________________________

Signature

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FORM OF ASSIGNMENT

FOR VALUE RECEIVED , hereby

sells assigns and transfers to , Soc. Sec. No.

[ ] the within Warrant, together with all rights, title and interest therein, and does hereby irrevocably constitute and appoint attorney to transfer such Warrant on the register of the within named Company, with full power of substitution.

_______________________

Signature

Dated: , 20___

Signature Guaranteed:

_______________________

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